[LETTERHEAD]
                                                                    Exhibit 99.1

CONTACT:

Debra L. Nelson
Ibis Technology Corporation
(978) 777-4247

FOR IMMEDIATE RELEASE

                           IBIS TECHNOLOGY CORPORATION
               ANNOUNCES PROFITABLE SECOND QUARTER AND FIRST HALF;
                        FIRST HALF REVENUES INCREASE 37%


DANVERS, MA - July 23, 1999 -- Ibis Technology Corporation (NASDAQ:IBIS), a leading manufacturer and supplier of SIMOX-SOI (Separation by IMplantation of OXygen / Silicon-On-Insulator) implantation equipment and wafers for semiconductor manufacturers, today announced its financial results for the second quarter and six months ended June 30, 1999.

Revenues for the second quarter ended June 30, 1999 were $5,107,000, slightly less than the $5,304,000 reported in the comparable 1998 quarter. For the first half of 1999, total revenues increased 37 percent to $9,555,000 from $7,001,000 reported for the first six months of 1998. The increase in revenues for the first six months was due primarily to revenue derived from the recognition of revenue from the sale of Ibis 1000 implanters and a 31 percent increase in wafer product sales.

Net income for the 1999 second quarter was $248,000 or $0.03 per share, compared to $86,000, or $0.01 per share, in the similar period a year ago. For the six months ended June 30, 1999, net income was $494,000, or $0.07 per share, compared to a net loss of $823,000, or $0.12 per share, a year ago.

Martin J. Reid, President and Chief Executive Officer of Ibis Technology Corporation, stated: "In our second quarter we shipped a record number of wafers. We believe that the commercial phase of SIMOX-SOI adoption by the industry has begun and that production of SIMOX-SOI-based devices should accelerate over the next two years.

"We continue to see an increase in the level of interest regarding SIMOX-SOI technology by other leading semiconductor manufacturers who are seeking to remain competitive in an increasingly aggressive market environment. We are also seeing an increase in wafer requirements from our main wafer customers who appear to be ramping up their production of integrated circuits or optical receivers on SIMOX-SOI.

Mr. Reid continued: "These are exciting and challenging times for both our industry and our Company. We look forward to working with our customers to further expand the industry's acceptance of SIMOX-SOI technology and continuing the efforts to move into mainstream commercial production."



                                   -- MORE --


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IBIS TECHNOLOGY CORPORATION
July 23, 1999
Page Two


Ibis Technology Corporation develops, manufactures and markets SIMOX-SOI implantation equipment and wafers for the worldwide semiconductor industry. Ibis' SIMOX-SOI implantation equipment consists of advanced proprietary high current Ibis 1000 oxygen implanters. SIMOX-SOI wafers are Silicon-On-Insulator wafers which enable the production of integrated circuits that we believe offer significant advantages over circuits constructed on conventional bulk silicon or epitaxial wafers.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, the impact of the Year 2000 issue; product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at: http://www.ibis.com

                                   -- MORE --

                         -- STATISTICAL TABLES FOLLOW --



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IBIS TECHNOLOGY CORPORATION
July 23, 1999
Page Three


                           IBIS TECHNOLOGY CORPORATION
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                          2nd Quarter Ended June 30,            6 Months Ended June 30,
                                                          --------------------------            -----------------------
                                                             1999              1998              1999             1998
                                                             ----              ----              ----             ----

Product sales                                             $ 1,349,000      $ 1,011,000        $2,648,000       $ 2,018,000
Contract and other revenue                                    246,000          293,000           605,000          783,000
Equipment revenue                                           3,512,000        4,000,000         6,302,000        4,200,000
                                                          -----------      -----------       -----------      -----------
 Total revenue                                              5,107,000        5,304,000         9,555,000        7,001,000
                                                          -----------      -----------       -----------      -----------
Cost of product sales                                       1,140,000        1,259,000         2,386,000        2,572,000
Cost of contract and other revenue                            184,000          272,000           306,000          638,000
Cost of equipment revenue                                   2,516,000        2,689,000         4,470,000        2,814,000
                                                          -----------      -----------       -----------      -----------
Gross profit                                                1,267,000        1,084,000         2,393,000          977,000
Operating expenses                                          1,161,000        1,152,000         2,189,000        2,093,000
                                                          -----------      -----------       -----------      -----------
Income (loss) from operations                                 106,000          (68,000)          204,000       (1,116,000)
Other income                                                  142,000          154,000           290,000          293,000
                                                          -----------      -----------       -----------      -----------
Net income (loss)                                         $   248,000      $    86,000       $   494,000      $  (823,000)
                                                          -----------      -----------       -----------      -----------
                                                          -----------      -----------       -----------      -----------

Net income (loss) per share
 Basic                                                          $0.04         $0.01                $0.07           $(0.12)
 Diluted                                                        $0.03         $0.01                $0.07           $(0.12)
Weighted average number of shares
used in per share calculation
 Basic                                                      6,957,567     6,738,536            6,918,261        6,704,814
 Diluted                                                    7,469,603     7,071,017            7,347,431        6,704,814



                                                                Condensed Balance Sheets
                                                                           JUNE 30, 1999                  DECEMBER 31, 1998
                                                                           -------------                  -----------------
                                                                             (UNAUDITED)
ASSETS
Current assets:

   Cash and cash equivalents                                               $  12,841,000                    $  12,819,000
   Accounts receivable                                                         2,561,000                          547,000
   Unbilled revenue                                                            3,467,000                        2,448,000
   Inventories                                                                 3,322,000                        3,121,000
   Other current assets                                                           85,000                          152,000
                                                                           -------------                    -------------
                                                                              22,276,000                       19,087,000
Property and equipment                                                         5,062,000                        5,076,000
Other assets                                                                     113,000                          144,000
                                                                           -------------                    -------------
                                                                           $  27,451,000                    $  24,307,000
                                                                           -------------                    -------------
                                                                           -------------                    -------------

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
   Capital lease obligation, current                                       $     244,000                    $     507,000
   Accounts payable and other current liabilities                              4,002,000                        1,748,000
                                                                           -------------                    -------------
                                                                               4,246,000                        2,255,000
Capital lease obligation, long-term                                               35,000                           40,000
Other liabilities                                                              1,299,000                        1,404,000
Stockholders' equity                                                          21,871,000                       20,608,000
                                                                           -------------                    -------------
                                                                           $  27,451,000                    $  24,307,000
                                                                           -------------                    -------------
                                                                           -------------                    -------------


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